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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration No. 333-75032 dated December 13, 2001, Registration Statement No. 333-61074 dated May 16, 2001, Registration Statement No. 333-52394 dated December 21, 2000, Post-Effective Amendment No. 1 to Registration Statement No. 33-44208 dated April 1, 1998, Post-Effective Amendment No. 1 to Registration Statement No. 33-46327 dated April 1, 1998, Registration Statement No. 33-52553 dated March 8, 1994, Post-Effective Amendment No. 1 to Registration Statement No. 33-59068 dated March 12, 1993, Registration Statement No. 33-41774 dated July 19, 1991, Post-Effective Amendment No. 2 to Registration Statement No. 33-10546 dated January 28, 1991, Registration Statement No. 33-38784 dated January 28, 1991, Registration Statement No. 33-37373 dated October 18, 1990, and Registration Statement No. 2-89672 dated February 27, 1984, all on Form S-8, and Post-Effective Amendment No. 2 to Registration Statement No. 33-52569 dated September 25, 1998, Registration Statement No. 33-63175 dated October 3, 1995, both on Form S-3, and Registration Statement Nos. 333-53579, 333-53579-01, 333-53579-02, 333-53579-03, 333-53579-04, and 333-53579-05 all on Form S-3 dated
May 26, 1998 and amended June 5, 1998, and Registration Statement on Form S-11 (no file number) filed with the Office of the Comptroller of the Currency on May 18, 2001, in connection with the potential future issuance of Class C or Class D preferred securities of Huntington National Bank, of our report dated January 16, 2003, with respect to the consolidated financial statements of Huntington Bancshares Incorporated included in this Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP



Columbus, Ohio
March 20, 2003